UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sec. 240.14a-12

SENTINEL GROUP FUNDS, INC. _________________________________________________
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment Of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Sentinel Group Funds, Inc. One National Life Drive, Montpelier, Vermont 05604

NOTICE OF ADJOURNMENT

September 29, 2017

Dear Fellow Shareholder,

I am writing to let you know that the special meeting of shareholders for the Sentinel Common Stock Fund, the Sentinel Low Duration Bond Fund, the Sentinel Multi-Asset Income Fund and the Sentinel Small Company Fund has been adjourned to October 11, 2017 to allow shareholders additional time to vote on their respective proposed Agreement and Plan of Reorganization and to permit additional solicitation of shareholders.

Your vote, even if you choose to formally vote to “Abstain,” will help ensure the smooth, timely management of your investment. Failure to obtain a quorum from our shareholders may result in the liquidation of your fund, which could result in a taxable distribution to you, at an undesirable time.

You can vote 3 ways – it will only take a moment of your time:

1. call 1-855-928-4492

2. visit www.proxyvote.com with the proxy materials in hand, or

3. return the enclosed proxy card in the postage-paid envelope sent with the proxy materials

As a reminder, the Board of Directors recommends a vote in favor of this proxy. Thank you for your continued support of Sentinel Funds.

Sincerely,

/s/ Thomas H. Brownell

Thomas H. Brownell

President and Chief Executive Officer

Sentinel Group Funds, Inc.